EXECUTION COPY

Triarc Companies, Inc.
280 Park Avenue
New York, NY 10017

As of December 28, 2007

Trian Fund Management , L.P.
280 Park Avenue
New York, NY 10017

    Re: Services Agreement

Gentlemen:

Reference is made to the Services Agreement, dated as of April 30, 2007 between Triarc Companies, Inc. (“Triarc”) and Trian Fund Management, L.P. (“Trian”) (the “Agreement”). Unless otherwise defined herein, capitalized terms shall have the meaning set forth in the Agreement.

The parties acknowledge that in light of the unanticipated and extensive time commitment of Trian personnel in connection with the provision of Services during 2007, Section 3 of the Agreement shall be amended by (i) deleting the word “and” following sub-clause (a) and (ii) adding the following after sub-clause (b): “; and (c) $687,500 per quarter during 2008.”

Except as amended hereby, the Agreement shall remain in full force and effect in accordance with its terms. This letter may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

Sincerely,

Triarc Companies, Inc.

By:  /s/ DAVID E. SCHWAB II
                               Name: David E. Schwab II
                               Title: Director
Accepted and Agreement to:

Trian Fund Management, L.P.
By: Trian Fund Management GP, LLC, its general partner

By: /s/ NELSON PELTZ
       Name: Nelson Peltz
       Title: Member